Exhibit 31.1

CERTIFICATION

I, Douglas H. Miller, Chief Executive Officer of EXCO Resources, Inc. certify that:

1.	I have reviewed this Amendment No. 1 to Form 10-K on Form 10-K/A of EXCO Resources, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 19, 2011	/s/ Douglas H. Miller
Douglas H. Miller
Chief Executive Officer